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As filed with the Securities and Exchange Commission on April 15, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

THE SCO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0662823 (I.R.S. Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
Telephone: (801) 765-4999
(Address of Principal Executive Offices,
including Zip Code)

CALDERA SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN
CALDERA SYSTEMS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
CALDERA INTERNATIONAL, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN
(Full title of the plans)

Darl C. McBride
Chief Executive Officer
The SCO Group, Inc.
355 South 520 West
Lindon, Utah 84042
(801) 765-4999
(Name, address and telephone number,
including area code, of
agent for service of process)	Copy to: Nolan S. Taylor Dorsey & Whitney, LLP 170 South Main Street, Suite 900 Salt Lake City, Utah 84101 (801) 933-7360

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Prince(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share, available for issuance under the Caldera Systems, Inc. 1999 Omnibus Stock Incentive Plan(3)	2,816,161	$3.68	$9,996,310	$1,177

Common Stock, par value $0.001 per share, available for issuance under the Caldera Systems, Inc. 2000 Employee Stock Purchase Plan(3)	1,545,298	$3.68	$5,678,970	$668

Common Stock, par value $0.001 per share, available for issuance under the Caldera International, Inc. 2002 Omnibus Stock Incentive Plan(3)	414,722	$3.68	$1,524,103	$179

Totals:	4,776,181		$17,199,383	$2,024

(1)
This registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The proposed maximum aggregate offering price has been calculated as follows: options to purchase 2,139,886 shares have been granted with an approximate weighted average exercise price of $3.51; the exercise price or purchase price with respect to 2,636,295 shares that are being registered herein but remain unisssued is based upon the average of the high and low prices of the Common Stock as reported on the Nadsaq SmallCap Market on April 11, 2005.

(3)
This Registration Statement also relates to rights to purchase shares of Common Stock of the Registrant which are attached to all shares of Common Stock issued pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of August 10, 2004. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Stock.

EXPLANATORY NOTE

        This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering (i) an additional 2,816,161 shares of the Registrant's Common Stock to be issued pursuant to the Caldera Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "1999 Plan"), (ii) an additional 1,545,298 shares of the Registrant's Common Stock to be issued pursuant to the Caldera Systems, Inc. 2000 Employee Stock Purchase Plan (the "2000 ESPP"), and (iii) an additional 414,722 shares to be issued pursuant to the Caldera International, Inc. 2002 Omnibus Stock Incentive Plan (the "2002 Plan"). The entire contents of the following registration statements previously filed by the Registrant with the Securities and Exchange Commission relating to the 1999 Plan, the 2000 ESPP and the 2002 Plan are hereby incorporated by reference to the extent not replaced hereby:

  1.
  The Registrant's Form S-8 Registration Statement, Registration Number 333-43822, dated August 15, 2000 and amended on May 7, 2001, relating to the 1999 Plan and the 2000 ESPP;

  2.
  The Registrant's Form S-8 Registration Statement, Registration Number 333-100105, dated September 26, 2002 relating to the 2002 Plan.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6. Indemnification of Directors and Officers.

        The Amended and Restated Certificate of Incorporation (the "Certificate") of The SCO Group, Inc. (the "Company") provides that, except to the extent prohibited or limited by the Delaware General Corporation Law, as amended (the "DGCL"), the Company's directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under the DGCL, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

        Section 145 of the DGCL empowers a corporation to indemnify a person if the person being indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The DGCL provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors may be entitled under the Company's bylaws, any agreement, a vote of stockholders or disinterested directors or otherwise.

        The Certificate and the Company's Amended and Restated Bylaws (the "Bylaws") together provide that the Company shall indemnify, to the fullest extended permitted by Section 145 of the DGCL, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        The Certificate and the Bylaws together provide that the Company will pay the expenses of an indemnified party in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the DGCL. Notwithstanding the foregoing, the Bylaws provide that the Company shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board of Directors of the Company which alleges willful misappropriation of corporate assets, disclosure of confidential information in violation of such person's fiduciary or contractual obligations to the Company or any other willful and deliberate breach in bad faith of such person's duty to the Company or its stockholders.

        The Certificate and the Bylaws provide that the Company shall not indemnify any such person seeking indemnification in connection with a proceeding initiated by such person unless the initiation was approved by the Board of Directors of the Company.

        The Company has entered into indemnification agreements with its executive officers and directors indemnifying such officers and directors, to the fullest extent permitted by law, in relation to any event or occurrence related to the fact that such officer or director is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise by reason of any action or inaction on the part of such officer or director serving in any capacity set forth in this paragraph.

        The registrant maintains a policy of liability insurance for its officers and directors.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding consolidation of outstanding shares (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding change of name to The SCO Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.5
Rights Agreement dated as of August 10, 2004 by and between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on September 1, 2004 (File No. 000-29911)).
5.1	Opinion of Dorsey & Whitney LLP, as to the legality of the securities offered
23.1	The consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit No. 5.1)
24.1	Powers of Attorney (included on page 5)

Item 9. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah on April 15, 2005.

THE SCO GROUP, INC.
By	/s/ DARL C. MCBRIDE
Name: Darl C. McBride Title: Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Darl C. McBride and Bert B. Young, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ DARL C. MCBRIDE Darl C. McBride	Chief Executive Officer (Principal executive officer) and Director	April 15, 2005
/s/ BERT B. YOUNG Bert B. Young	Chief Financial Officer (Principal financial and accounting officer)	April 15, 2005
/s/ RALPH J. YARRO III Ralph J. Yarro III	Chairman of the Board of Directors and Director	April 15, 2005
/s/ K FRED SKOUSEN K. Fred Skousen	Director	April 15, 2005
/s/ EDWARD E. IACOBUCCI Edward E. Iacobucci	Director	April 15, 2005
/s/ DARCY G. MOTT Darcy G. Mott	Director	April 15, 2005
/s/ DANIEL W. CAMPBELL Daniel W. Campbell	Director	April 15, 2005
/s/ R. DUFF THOMPSON R. Duff Thompson	Director	April 15, 2005

The SCO Group, Inc.
EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding consolidation of outstanding shares (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding change of name to The SCO Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A12G/A (File No. 000-29911)).
4.5
Rights Agreement dated as of August 10, 2004 by and between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on September 1, 2004 (File No. 000-29911)).
5.1	Opinion of Dorsey & Whitney LLP, as to the legality of the securities offered
23.1	The consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit No. 5.1)
24.1	Powers of Attorney (included on page 5)

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PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 6. Indemnification of Directors and Officers.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
The SCO Group, Inc. EXHIBIT INDEX